Exhibit 99.1

BriaCell Announces Presentation at the 2024 Society for Immunotherapy of Cancer (SITC) Annual Meeting

PHILADELPHIA and VANCOUVER, British Columbia, Sept. 09, 2024 (GLOBE NEWSWIRE) — BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, announces a poster presentation at the Society for Immunotherapy of Cancer (SITC) 39th Annual Meeting, held November 6-10, 2024, in Houston, TX.

“We are thrilled to be invited to present our data at this prestigious conference,” stated Miguel Lopez-Lago, PhD, BriaCell’s Chief Scientific Officer. “We look forward to continuing our investigations of novel targeted immunotherapy candidates in clinical studies with the goal of making a positive contribution to the lives of breast cancer and prostate cancer patients.”

The details about the presentation and session Information are as follows:

Location: Exhibit Halls A B George R. Brown Convention Center, Houston, TX

Date and Time: Friday, Nov. 8, 2024, 9:00 am -7:00 pm CST

Following the presentation, a copy of the poster will be posted on https://briacell.com/scientific-publications/.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including those about BriaCell continuing its clinical study investigations of its novel targeted immunotherapy candidates, are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements, such as those are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov . Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

CORE IR

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com